    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1998
                                                    REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ________________________
                           NATIONAL DATA CORPORATION
            (Exact name of registrant as specified in its charter)

         DELAWARE                                         58-0977458
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              NATIONAL DATA PLAZA
                         ATLANTA, GEORGIA  30329-2010
                                (404) 728-2000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)
                           ________________________
                            E. MICHAEL INGRAM, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                         ATLANTA, GEORGIA  30329-2010
                                (404) 728-2000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                            ________________________
      The Commission is requested to send copies of all communications to:

                              JOEL J. HUGHEY, ESQ.
                            WILLIAM S. ORTWEIN, ESQ.
                               ALSTON & BIRD LLP
                            1201 W. PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] ______

                            ________________________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                 PROPOSED              PROPOSED           AMOUNT OF
       TITLE OF SHARES                          AMOUNT TO BE   MAXIMUM AGGREGATE    MAXIMUM AGGREGATE    REGISTRATION
       TO BE REGISTERED                         REGISTERED     OFFERING  PRICE     OFFERING PRICE            FEE
                                                                  PER SHARE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.125 par value per share
  (including  rights to purchase shares of
  Common Stock or Series A Junior Participating   73,668 shares    $38.53/(1)/       $2,838,428/(1)/           $885
  Preferred Stock)
==================================================================================================================================

/(1)/ Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on January 20, 1998, as reported on the New York Stock Exchange.

                           _________________________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION - DATED JANUARY 23, 1998

                                 73,668 SHARES

                           NATIONAL DATA CORPORATION

                                  COMMON STOCK

          This prospectus relates to 73,668 shares (the "Shares") of common stock, $.125 par value per share (the "Common Stock" OR "NDC Common Stock"), of National Data Corporation, a Delaware corporation (the "Company" or "NDC"). All of these Shares were acquired by certain Stockholders (the "Selling Stockholders") from the Company on March 21, 1997 in connection with the acquisition by the Company of Merchant Services USA, Inc., a North Carolina corporation ("MSU"), which was previously owned by the Selling Stockholders.
See "Selling Stockholders" below. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Sale of Shares" below.

          All or a portion of the Shares may be offered by the Selling Stockholders from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Stockholders" and "Sale of Shares " below.

          None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholders. The Company also has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

          The shares of Common Stock of the Company are traded on the New York Stock Exchange under the symbol NDC. On January 20, 1998, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange composite tape was $38.75 per share.

          SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                       _________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY __, 1998

                             AVAILABLE INFORMATION

          National Data Corporation (the "Company") has filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's site address: http://www.sec.gov. The common stock of the Company, $.125 par value per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "NDC," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by the Company (File No. 001-12392) are hereby incorporated by reference into this Prospectus:

(1) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, as amended;

(2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997, as amended, and November 30, 1997;

(3) the Company's Current Reports on Form 8-K filed December 22, 1997, December 30, 1997 and January 5, 1998; and

(4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on October 5, 1993; and

(5) the description of NDC Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on October 5, 1993.

          All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

          The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Corporate Secretary, National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, telephone number (404) 728-2000.

                                  THE COMPANY

          NDC is a Delaware corporation that was incorporated in 1967. NDC is a leading provider of high-volume information services and application systems to the health care and payment systems markets. NDC serves a diverse customer base comprised of almost 120,000 health care providers, 3,500 health care plans, more than 750,000 merchant locations, 35,000 corporations and 400 banking institutions, as well as federal and state government agencies. NDC markets its services directly to merchants and health care providers and indirectly through business alliances with a wide range of banks, insurance companies and distributors.

          NDC's principal executive offices are located at National Data Plaza, Atlanta, Georgia 30329-2010, and its telephone number is (404) 728-2000. For additional information regarding NDC and its business, see "Available Information" and "Incorporation of Certain Documents By Reference."

                              RECENT DEVELOPMENTS

          On December 15, 1997, NDC acquired Source Informatics Inc., a privately-held Delaware corporation ("Source"), in exchange for 1,596,929 shares of NDC Common Stock and $31,750,000 in cash. Source is a leading provider of proprietary health care information, technology and consulting services, primarily to the pharmaceutical and retail pharmacy markets. For the year ended June 30, 1997, and the quarter ended September 30, 1997, Source had total revenues of $59.9 million and $15.3 million, respectively, and net income of $6.5 million and $0.2 million, respectively. As of September 30, 1997, Source had total assets of $24.3 million.

          Also on December 15, 1997, NDC acquired PMSI Database Holdings, Inc. ("PMSI Database") in exchange for 1,084,950 shares of NDC Common Stock and $6,500,000 in cash. PMSI Database was formed as a holding company by its parent, Pharmaceutical Marketing Services Inc., a publicly-held Delaware corporation, on June 24, 1997. To date, PMSI Database has not conducted any business but does hold the assets contributed to it by PMSI. These assets are comprised of (i) PMSI's proportionate share of an operating venture with Source to jointly offer a range of services generated from a prescription database collected by Source from retail and mail-order pharmacies in the United States and (ii) PMSI's over-the-counter physician database business. For the year ended June 30, 1997, and the quarter ended September 30, 1997, PMSI Database had total revenues of $25.0 million and $6.2 million, respectively, and net income of $3.5 million and $0.4 million, respectively. As of September 30, 1997, PMSI Database had total assets of $13.5 million.

          On December 19, 1997, NDC acquired Physician Support Systems, Inc., a publicly-held Delaware corporation ("PSS"), in exchange for 4,237,784 shares of NDC Common Stock. PSS provides business management services to physicians and hospitals in 29 states. For the year ended December 31,

1996 and the nine months ended September 30, 1997, PSS reported total revenues of $75.2 million and $81.7 million, respectively, and net loss of $9.7 million and pro forma net income of $2.7 million, respectively. As of September 30, 1997, PSS had total consolidated assets of $117.4 million and consolidated stockholders' equity of $52.0 million.

                                 RISK FACTORS

          In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in NDC Common Stock.

COMPETITION

          The markets for the applications systems and services offered by NDC are highly competitive. Competition in the health care transaction processing and payment systems markets affects NDC's ability to gain new customers and the prices it can charge. The key competitive factors for NDC are functionality of products, quality of service and price. Many of NDC's competitors have access to significant capital and management, marketing and technological resources that are equal to or greater than those of NDC, and there can be no assurance that NDC will continue to be able to compete successfully with them. In addition, NDC competes with businesses that internally perform data processing or other services offered by NDC.

MARKETS AND APPLICATIONS

          NDC'S future growth and profitability will depend, in part, upon the further expansion of the health care transaction processing and payment systems markets, the emergence of other markets for electronic transaction processing services and NDC's ability to penetrate such markets. Further expansion of these markets is dependent upon the continued growth in the number of transactions available to be processed and the continued automation of traditional paper-based processing systems. NDC's ability to penetrate such markets will depend, in turn, upon its ability to apply its existing technology, or to develop new technology, to meet the particular service needs of each new market. There can be no assurance that markets for NDC's services will continue to expand and develop or that NDC will be successful in its efforts, or have adequate financial, marketing and technological resources to penetrate new markets.

INTEGRATED PAYMENT SYSTEMS BUSINESS

          NDC'S merchant customers have liability for charges disputed by cardholders. However, in the case of merchant fraud, or insolvency or bankruptcy of the merchant, NDC may be liable for any of such charges disputed by cardholders. NDC requires cash deposits and other types of collateral by certain merchants to minimize any such contingent liability. Based on its historical loss experience, NDC has established reserves for estimated losses on transactions processed which management believes are adequate. There can be no assurance, however, that such reserves for losses will be adequate. Any such losses in excess of reserves could have a material adverse effect on the financial condition and results of operations of NDC.

HEALTH CARE INFORMATION SERVICES

          Federal and state governments have recently focused significant attention on health care reform. It is not possible to predict which, if any, proposal that has been or will be considered will be adopted. There can be no assurance that the health care regulatory environment will not change so as to restrict the existing operations of, impose additional requirements on or limit the expansion of NDC. Costs of compliance with changes in government regulations may not be subject to recovery by NDC through price increases.

          Significant media and public attention has recently been focused on the health care industry due to ongoing federal and state investigations purportedly related to certain referral and billing practices. The Office of the Inspector General and the Department of Justice have initiated hospital and laboratory billing review projects in certain states and are expected to extend such projects to additional states, including states in which NDC operates. These projects increase the likelihood of governmental investigations of hospitals, laboratories and other institutions for which NDC and PSS perform services. Although NDC and PSS currently monitor billing practices and arrangements to ensure compliance with prevailing industry practices under applicable laws, such laws are complex and constantly evolving and there can be no assurance that governmental investigators will not take positions that are inconsistent with industry practices.

ACQUISITION RISKS

          NDC completed five acquisitions in fiscal 1997, and intends to seek additional acquisition opportunities and alliance relationships with other businesses that will allow it to increase its market penetration, technological capabilities, product offerings and distribution channels. There can be no assurance that NDC will be able to successfully identify suitable acquisition candidates, complete acquisitions or expand into new markets. As a result of each of the source, PMSI Database and PSS transactions, NDC is currently devoting significant management and other resources toward the assimilation of these businesses with NDC, particularly the businesses of the several operating subsidiaries of PSS. There can be no assurance that NDC will be able to successfully integrate the operations of acquired businesses into NDC's operations. In addition, there can be no assurance that future acquisitions will not have an adverse effect upon ndc's operating results, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into NDC's operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by NDC's existing operations, or otherwise perform as expected. Specifically, with regard to the acquisition of source, certain products currently under development may never reach technological feasibility which could have a material adverse effect upon NDC's operating results. NDC may incur indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance acquisitions. As a result, NDC expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that NDC's cash flow will be insufficient to meet required payments on its debt and the risk that ndc may be unable to refinance or repay the debt as it comes due. In addition, NDC competes for acquisition and expansion opportunities with companies that have substantially greater resources.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW, CERTAIN CHARTER AND BY-LAW PROVISIONS AND STOCKHOLDER RIGHTS PLAN

          Certain provisions of the NDC's Certificate of Incorporation and By-laws could delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions may adversely affect prevailing market prices for NDC Common Stock. These provisions, among other things, classify NDC's Board of Directors into three classes as nearly equal in number as the total number of directors permits, each of which serves for different three-year terms, and authorize the Board of Directors to issue preferred stock in one or more classes or series and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any action on the part of the stockholders. The rights of the holders of NDC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of NDC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of NDC. NDC has no current plans to issue shares of preferred stock. NDC also maintains a stockholder rights plan which entitled its stockholders upon the happening of certain events, to purchase preferred stock of NDC. These NDC rights may have certain anti-takeover effects because the rights will cause substantial dilution to a person or group that attempts to acquire NDC on terms not approved by the Board of Directors of NDC unless the offer is conditioned on a substantial number of NDC Rights being acquired. In addition, Section 203 of the Delaware General Corporation Law prohibits certain persons from engaging in business combinations with NDC which may also have the effect of delaying, deterring or preventing a change of control of NDC.

NEW PRODUCT INTRODUCTIONS

          With NDC's acquisition of Source, PMSI Database an PSS, NDC plans to introduce products and services different from those NDC has traditionally provided. The market for these products and services is characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing customer needs. There can be no assurance that NDC will be successful in developing and marketing these new products and services or that current or new products and services of Source and PSS will adequately meet the quickly changing demands of their customers. In addition, in order to meet its customers demands, Source and PSS are continually involved in a number of development projects, including Source's efforts to update its core mainframe-based products. Because it is generally not possible to predict the time required and costs involved in reaching certain research, development and engineering objectives, estimated product development schedules could require extensions. NDC believes that the future success of its newly acquired businesses will depend in large part on its ability to maintain and enhance its current product and service offerings and to continually develop and introduce new products and services that will keep pace with technological advances and satisfy evolving customer requirements. Further, there can be no assurance that NDC will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products and services. If NDC is unable to develop and introduce new products and services in a timely manner, or if a new or updated product does not achieve market acceptance, NDC's financial condition and results of operations could be materially adversely affected.

POTENTIAL "YEAR 2000" PROBLEMS

          It is possible that NDC's currently installed computer systems, software products or other business systems, or those of NDC's suppliers or customers, will not always accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. NDC has conducted a review of its business systems, including its computer systems, to attempt to identify ways in which its systems could be affected by problems in correctly processing date information. In addition, NDC is requesting assurances from all software vendors from which it has purchased or from which it may purchase software that the software sold to NDC will correctly process all date information at all times and NDC is querying its customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, there can be no assurance that NDC will identify all date-handling problems in its business systems or those of its customers and suppliers in advance of their occurrence or that NDC will be able to successfully remedy problems that are discovered. The expenses of NDC's efforts to identify and address such problems, or the expenses or liabilities to which NDC may become subject as a result of such problems, could have a material adverse effect on NDC's results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

          When used in this prospectus and elsewhere by management or NDC from time to time, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements concerning NDC's operations, economic performance and financial condition, including in particular, the likelihood of NDC's success in developing and expanding its business. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of NDC, and reflect future business decisions which are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in NDC's forward-looking statements, some of which include competition in the market for NDC's services, continued expansion of NDC's processing and payment systems markets, successfully completing and integrating acquisitions in existing and new markets and other risk factors that are discussed herein and from time to time in other NDC reports and other filings with the Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. NDC undertakes no obligations to publicly release the results of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

                              SELLING STOCKHOLDERS

THE SELLING STOCKHOLDERS

          The Company issued 147,334 shares of Common Stock to the Selling Stockholders on March 21, 1997 (the "Shares"), pursuant to the terms of an Agreement and Plan of Merger (the "MSU Merger Agreement") dated March 21, 1997, by and among the Company, NDC Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Corp."), MSU, and the former Stockholders of MSU, under which the Company acquired MSU through a merger between Merger Corp. and MSU. In connection with the acquisition, the Company entered into a Registration Rights Agreement (the "MSU Registration Agreement"), dated March 21, 1997, with the Selling Stockholders pursuant to which it agreed to file a registration statement with the Commission to register the Shares held by the Selling Stockholders for resale by the Selling Stockholders. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the MSU Registration Rights Agreement.

          The following table sets forth (i) the name of each of the Selling Stockholders and (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder prior to the offering and being offered hereby.

                            SHARES BENEFICIALLY
                              OWNED PRIOR TO
SELLING STOCKHOLDER           OFFERING(1)(2)           SHARES BEING OFFERED
-------------------         --------------------       --------------------
  Alexander Siafacas               110,500                    55,250

  Spiros A. Siafacas                29,467                    14,734

  Christopher R. Palmer              7,367                     3,684

_____________________

(1) All share ownership information was provided to the Company by the Selling Stockholders.

(2) Each Selling Stockholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding.

     Since the consummation of the MSU Merger Agreement in March 1997, Mr. Alexander Siafacas has held the position of Vice President and General Manager of MSU and Mr. Christopher Palmer has held the position of Vice President of Operations of MSU.

                                 SALE OF SHARES

     The sale of the Shares by the Selling Stockholders may be effected from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(l1) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     The Company has agreed, among other things, to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholders.

     In recognition of the fact that the Selling Stockholders, even though acquiring the Shares with no view towards distribution, may wish to be legally permitted to sell all or a portion of their Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time on the New York Stock Exchange or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar affect, required to be registered for the sale thereof by the Selling Stockholders. This Prospectus forms a part of such Registration Statement.

                                 LEGAL OPINION

     The legality of the Shares being offered hereby is being passed upon for NDC by Alston & Bird LLP, Atlanta, Georgia. Neil Williams, a partner of Alston & Bird LLP, is a director and stockholder of NDC.

                                    EXPERTS

     The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended May 31, 1997 incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

================================================================================

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

                           -------------------------

                               TABLE OF CONTENTS

                                                  Page

                 Available Information............  2
                 Incorporation of Certain
                   Documents by Reference.........  2
                 The Company......................  3
                 Recent Developments..............  3
                 Risk Factors.....................  4
                 Selling Stockholders.............  7
                 Sale of Shares...................  8
                 Legal Opinion....................  8
                 Experts..........................  8


                           -------------------------

================================================================================

================================================================================

                                73,668 SHARES

                           NATIONAL DATA CORPORATION

                                 COMMON STOCK

                           -------------------------

                               January ___, 1998

                           -------------------------

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration fee to Securities and Exchange Commission..  $  885

     Accounting fees and expenses............................   1,000

     Legal fees and expenses.................................   1,000

     Miscellaneous expenses..................................       0

          Total..............................................  $2,885

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholders.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Bylaws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law. Although the Certificate of Incorporation of the Registrant does not specifically address indemnification of directors for liabilities arising under federal securities laws, indemnification and any limitations on indemnification for such liabilities would be determined based upon the authority of Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:

     (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

     EXHIBIT
     NUMBER      DESCRIPTION OF EXHIBITS
     ------      -----------------------


      3.1 Certificate of Incorporation, as amended (included as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 (Registration No. 333-05427), previously filed with the Commission and incorporated by reference herein)

      3.2 Certificate of Amendment to Certificate of Incorporation of the Registrant, dated October 28, 1996 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 29, 1996, file No. 001-12392, and incorporated herein by reference).

      3.3 Amended Certificate of Designations of the Registrant, dated October 28, 1996 (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated October 29, 1996, file No. 001-12392, and incorporated herein by reference).

      3.4 Bylaws, as amended (included as Exhibit 3(ii) to the Registrant's Form 10-K for the fiscal year ended May 31, 1991, previously filed with the Commission and incorporated by reference herein)

      3.5 Amendment to Bylaws (included as Exhibit 3(iii) to the Registrant's Form 10-K for the fiscal year ended May 31, 1996, previously filed with the Commission and incorporated by reference herein)

      4.1 See Exhibits 3.1 through 3.5 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant

      4.2 Rights Agreement (included as Exhibit 1 to the Registrant's Form 8-A filed with the Commission on January 22, 1991, as amended on October 5, 1993 (file No. 001-12392) and incorporated by reference herein)

      5.1   Opinion of Alston & Bird LLP

     23.1   Consent of Alston & Bird LLP (contained in Exhibit 5.1).

     23.2   Consent of Arthur Andersen LLP

     24.1   Powers of Attorney (included on signature page hereof)


     (b)  Financial Statement Schedules

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.


ITEM 17.    UNDERTAKINGS.

     (a)  The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, the financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)   The undersigned registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 20, 1998.

                              NATIONAL DATA CORPORATION


                              By:  /s/ E. Michael Ingram
                                   ---------------------
                              E. Michael Ingram
                              Senior Vice President and General Counsel



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert A. Yellowlees and E. Michael Ingram, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional shares of Common Stock for the same offering covered by this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 20, 1998.

SIGNATURE                      TITLE
---------                      -----

/s/ Robert A. Yellowlees       Chairman of the Board and
------------------------
Robert A. Yellowless             Chief Executive Officer
                               (Principal Executive Officer)

/s/ Robert Walker               Chief Financial Officer
------------------------
Robert Walker                  (Principal Financial and Accounting Officer)

/s/ Edward L. Barlow           Director
------------------------
EDWARD L. BARLOW

/s/ J. Veronica Biggins        Director
------------------------
J. Veronica Biggins

/s/ James B. Edwards            Director
------------------------
James B. Edwards

/s/ Don W. Sands                Director
------------------------
Don W. Sands

/s/ Neil Williams               Director
------------------------
Neil Williams